UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2013

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

3801 South Oliver, Wichita, Kansas	67210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) Larry A. Lawson was appointed President and Chief Executive Officer of Spirit AeroSystems Holdings, Inc. (the “Company”) and its wholly-owned subsidiary, Spirit AeroSystems, Inc. (“Spirit”), effective April 6, 2013.  Effective on the same date, Jeffrey L. Turner will resign from the position of President and Chief Executive Officer of the Company and Spirit. Mr. Turner will retire from the Company and Spirit effective June 30, 2013.  A copy of the press release dated March 19, 2013, announcing the appointment of Mr. Lawson, is attached as Exhibit 99.1 to this report.

From April 2012 until Mr. Lawson’s appointment with the Company and Spirit, Mr. Lawson, 55, served as Executive Vice President - Aeronautics for Lockheed Martin Corporation, leading its military aircraft business. Mr. Lawson had been employed by Lockheed Martin for over 26 years, and prior to his most recent position, held management positions as Vice President-General Manager for Lockheed Martin Corporation’s F-35 aircraft program from May 2010 until April 2012, and Vice President-General Manager for Lockheed Martin Corporation’s F-22 aircraft program from September 2004 until May 2010.  Mr. Lawson received his Bachelor of Science degree from Lawrence Technological University and his Master of Science degree from University of Missouri, both in electrical engineering.  He is also is a graduate of the Harvard Business School’s Advanced Management Program and completed the Seminar XXI Fellowship at Massachusetts Institute of Technology.

Spirit entered into an employment agreement with Mr. Lawson (the “Employment Agreement”) on March 18, 2013 and it will become effective as of April 6, 2013.

The Employment Agreement provides that Mr. Lawson will receive an annual salary of $1,000,000, which salary may be adjusted from time to time based on Mr. Lawson’s and Spirit’s performance.  Mr. Lawson will also receive a signing bonus of restricted stock valued at $2,000,000, and a buyout bonus of restricted stock valued at $4,000,000 to compensate for foregone compensation benefits from Mr. Lawson’s previous employer, each of which will be granted under the Company’s Long-Term Incentive Plan (the “LTIP”) in May 2013. The signing bonus and buyout bonus stock awards will be subject to a three year vesting schedule, with one-third of the bonus awards vesting after each year of service.  Mr. Lawson will also be eligible for a cash or equity discretionary bonus with a target of 10% of his base salary.

The Employment Agreement provides that Mr. Lawson will receive annual awards under the Company’s Short-Term Incentive Plan (the “STIP”) and LTIP beginning in 2013 (without proration due to service for less than the full 2013 year).  Mr. Lawson will receive an award under the STIP (in cash and/or Company common stock) with a value equal to 115% of his base salary if target performance goals are reached, and up to 230% of his base salary if outstanding performance goals are reached. If target performance goals are not reached, Mr. Lawson will only be entitled to incentive compensation (if any) otherwise provided under the STIP and Spirit policy. The actual amount payable to Mr. Lawson under the STIP will be dependent upon the achievement of performance objectives, which will be substantially the same as the objectives established under the plan for other executive officers of Spirit. Depending on performance, the actual amount payable to Mr. Lawson under the STIP may be less than, greater than or equal to the stated target bonus (and could be zero). The Employment Agreement provides that, in any event, Mr. Lawson will be entitled to an award under the STIP of no less than 115% of his base salary with respect to 2013, and no less than 57.5% of his base salary with respect to 2014.  Mr. Lawson will receive an award under the LTIP for the first three years of his employment with a value equal to 400% of his base salary. The award under the LTIP will be subject to the terms and provisions of the LTIP and terms and conditions (including vesting conditions) established by the Company’s board of directors and compensation committee.

The Employment Agreement also provides that Mr. Lawson is eligible to participate in the Company’s Deferred Compensation Plan (the “DCP”).  Mr. Lawson may elect to voluntarily defer compensation under the DCP in accordance with the terms and conditions of the DCP, and the Company will credit Mr. Lawson’s account under the DCP with $1,000,000 on each of the first five anniversaries of Mr. Lawson’s commencement of employment if he remains employed as of such date.

Under the Employment Agreement, Mr. Lawson is entitled to participate in other employee benefit plans, policies, practices and arrangements generally made available to senior executives of Spirit, and will also be provided with certain relocation benefits in accordance with Spirit’s relocation policies and procedures.

Mr. Lawson’s employment may be terminated at any time at the election of either Mr. Lawson or Spirit for any reason or no reason, without cause. Mr. Lawson’s employment may also be terminated by Spirit for “Cause” (as defined in the Employment Agreement).

If Mr. Lawson’s employment is terminated by him without “Good Reason” (as defined in the Employment Agreement) or by Spirit for Cause, Spirit will pay Mr. Lawson his compensation only through the last day of his employment, and, except as may otherwise be expressly provided in any Company benefit plan, Spirit will have no further contractual obligation to Mr. Lawson.

In the event that Mr. Lawson’s employment is terminated by Spirit without Cause or by Mr. Lawson for Good Reason, and for so long as Mr. Lawson is not in breach of his non-compete, non-solicitation and confidentiality obligations (described below), he will be entitled to termination benefits, pursuant to which Spirit will (i) continue to pay Mr. Lawson an amount equal to his base salary in effect immediately before termination of his employment for a period of 12 months, or if such termination is during the initial three-year employment term, the longer of the remainder of the employment period and 12 months, (ii) pay the costs of COBRA medical and dental benefits coverage which are offered to Mr. Lawson after termination for a period of 12 months, (iii) cause any unvested STIP shares held by Mr. Lawson to become immediately vested, and (iv) cause the following LTIP shares to be vested, to the extent not previously vested: (A) 100% of shares awarded in Mr. Lawson’s 2013 LTIP grant, (B) 66-2/3% of shares awarded in Mr. Lawson’s 2014 LTIP grant and (C) 33-1/3% of shares awarded in Mr. Lawson’s 2015 grant.  Except as may otherwise be expressly provided in any Company benefit plan, Spirit will have no further obligation to Mr. Lawson.

In the event that Mr. Lawson’s employment is terminated due to death or disability, (i) Spirit will pay Mr. Lawson his compensation only through the last day of his employment, (ii) any unvested STIP shares held by Mr. Lawson will become immediately vested and (iii) if the termination occurs before the expiration of three years after the Employment Agreement becomes effective, Mr. Lawson will be credited with one additional year of vesting service with respect to any unvested LTIP shares held by him on the date of termination.

The Employment Agreement contains covenants for the benefit of Spirit relating to non-competition during and for two years following the term of employment (one year if Mr. Lawson is terminated by Spirit without Cause or by Mr. Lawson for Good Reason), non-solicitation of Spirit employees during and for two years following the term of employment (one year if Mr. Lawson is terminated by Spirit without Cause or by Mr. Lawson for Good Reason), and protection of Spirit’s confidential information.

The preceding discussion of the Employment Agreement is qualified in its entirety by the complete text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Exhibit Description

10.1	Employment Agreement, dated as of March 18, 2013, between Spirit AeroSystems, Inc. and Larry A. Lawson.*

99.1	Press Release dated March 19, 2013*

*              Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: March 22, 2013	/s/ Joseph T. Boyle
Joseph T. Boyle
Assistant Secretary